Exhibit 99.1

Towerstream Reports First Quarter 2014 Results

MIDDLETOWN, R.I., May 12, 2014 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the first quarter ended March 31, 2014.

First Quarter Operating Highlights

HetNets Tower Corporation Subsidiary

●	Revenues increased to $0.7 million in the first quarter 2014 compared to $0.2 million in the first quarter 2013.
●

Second rental based agreement signed with a leading international telecommunications firm focused on providing wireless services, including Wi-Fi access, in major metropolitan markets across the world. This agreement represents Hetnets' second rental based agreement in New York City and its first in Chicago, San Francisco and Miami.

●	Signed small cell services teaming agreement with Alcatel-Lucent enabling a one-stop solution for carriers to deploy Small Cell wireless infrastructure.

Towerstream Corporation

●	Total customer ARPU totaled $758 during the first quarter 2014 as compared to $727 for the first quarter 2013.
●	Average revenue per user (“ARPU”) of new customers totaled $636 during the first quarter 2014 as compared to $630 for the first quarter 2013.
●	New Cogent-like 100 Mbps service offering at $699 per month launched in first quarter 2014 generates strong interest from potential customers and multiple initial orders.

Management Comments

"We are pleased to sign a services agreement with one of the world's leading providers of Wi-Fi access in major urban markets," stated Jeffrey Thompson, President and CEO.  "This represents our second, rent based customer contract for Hetnets in New York and our first agreement in Chicago, San Francisco, and Miami."

"We launched a new, Cogent-like 100 megabyte offering targeted at buildings where our wireless technology has a significant cost advantage over fiber," noted Joseph Hernon, Chief Financial Officer.  "Initial customer response has been encouraging and we believe that the program will contribute strongly to our fixed wireless segment during 2014."

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	3/31/2014	12/31/2013	3/31/2013

Revenues	$8,380	$8,521	$8,299
Gross margin
Consolidated	30%	27%	40%
Fixed wireless	67%	64%	71%
Capital expenditures
Fixed wireless	$1,486	$1,160	$1,087
Shared wireless infrastructure	938	1,265	136
Corporate	113	909	104
Churn rate (1)	2.33%	1.78%	1.63%
ARPU (1)	$758	$761	$727
ARPU of new customers (1)	636	752	630
Cash and cash equivalents	21,206	28,182	40,329

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statement of Operations (Unaudited)

(All dollars are in thousands except per share amounts)

	Three months ended March 31,
	2014	2013

Revenues	$8,380	$8,299

Operating Expenses
Cost of revenues	5,856	4,981
Depreciation and amortization	3,695	3,871
Customer support	1,172	1,397
Sales and marketing	1,422	1,441
General and administrative	2,678	3,137
Total Operating Expenses	14,823	14,827
Operating Loss	(6,443)	(6,528)
Other Income (Expense)
Gain on business acquisition	-	941
Interest income	7	-
Interest expense	(70)	(36)
Other income (expense), net	(4)	(3)
Total Other Income (Expense)	(67)	902
Net Loss	$(6,510)	$(5,626)

Net loss per common share – basic and diluted	$(0.10)	$(0.09)
Weighted average common shares outstanding – basic and diluted	66,439	61,465

Statement of Operations - Segment Basis (Unaudited)

	Three months ended March 31, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,686	$740	$-	$(46)	$8,380

Operating Expenses
Cost of revenues	2,499	3,389	14	(46)	5,856
Depreciation and amortization	2,538	940	217	-	3,695
Customer support	269	176	727	-	1,172
Sales and marketing	1,263	77	82	-	1,422
General and administrative	108	147	2,423	-	2,678
Total Operating Expenses	6,677	4,729	3,463	(46)	14,823

Operating Income (Loss)	$1,009	$(3,989)	$(3,463)	$-	$(6,443)
Non-cash expenses (a)	2,612	1,014	500	-	4,126
Adjusted EBITDA (b)	3,621	(2,975)	(2,963)	-	(2,317)
Less: Capital expenditures	1,486	938	113	-	2,537
Net Cash Flow (b)	$2,135	$(3,913)	$(3,076)	$-	$(4,854)

	Three months ended March 31, 2013
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$8,187	$158	$-	$(46)	$8,299

Operating Expenses
Cost of revenues	2,334	2,651	42	(46)	4,981
Depreciation and amortization	2,820	864	187	-	3,871
Customer support	275	245	877	-	1,397
Sales and marketing	1,297	47	97	-	1,441
General and administrative	147	190	2,800	-	3,137
Total Operating Expenses	6,873	3,997	4,003	(46)	14,827

Operating Income (Loss)	$1,314	$(3,839)	$(4,003)	$-	$(6,528)
Non-recurring expenses, primarily acquisition related	-	-	65	-	65
Non-cash expenses (a)	2,936	867	584	-	4,387
Adjusted EBITDA (b)	4,250	(2,972)	(3,354)	-	(2,076)
Less: Capital expenditures	1,087	136	104	-	1,327
Net Cash Flow (b)	$3,163	$(3,108)	$(3,458)	$-	$(3,403)

(a) Includes depreciation and amortization, stock-based compensation, deferred rent expense, loss on property and equipment, and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

Effective January 1, 2013, the Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) Wi-Fi access and the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

Summary Condensed Balance Sheet (All dollars are in thousands)
	(Unaudited) March 31, 2014	(Audited) December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$21,206	$28,182
Other	2,551	1,537
Total Current Assets	23,757	29,719

Property and equipment, net	37,912	38,485

Other assets	6,052	6,713

Total Assets	67,721	74,917

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	2,592	3,774
Deferred revenues and other	2,228	2,247
Total Current Liabilities	4,820	6,021

Long-Term Liabilities	3,014	2,802
Total Liabilities	7,834	8,823

Stockholders’ Equity
Common stock	66	66
Additional paid-in-capital	154,475	154,172
Accumulated deficit	(94,654)	(88,144)
Total Stockholders’ Equity	59,887	66,094
Total Liabilities and Stockholders’ Equity	$67,721	$74,917

Summary Condensed Statement of Cash Flows

(Unaudited)

	Three months ended March 31,
	2014	2013
Cash Flows from Operating Activities
Net loss	$(6,510)	$(5,626)
Non-cash adjustments:
Depreciation & amortization	3,695	3,871
Stock-based compensation	292	397
Gain on business acquisition	-	(941)
Other	81	12
Changes in operating assets and liabilities	(2,648)	(2,136)
Net Cash Used in Operating Activities	(5,090)	(4,423)

Cash Flows From Investing Activities
Acquisitions of property and equipment	(2,013)	(697)
Acquisition of a business, net of cash acquired	-	(223)
Lease incentive payment from landlord	380	-
Other	(56)	(56)
Net Cash Used in Investing Activities	(1,689)	(976)

Cash Flows From Financing Activities
Payments on capital leases	(208)	(192)
Proceeds from stock issuances	11	268
Net proceeds from sale of common stock	-	30,500
Net Cash (Used in) Provided by Financing Activities	(197)	30,576

Net (Decrease) Increase In Cash and Cash Equivalents	(6,976)	25,177
Cash and cash equivalents – beginning	28,182	15,152
Cash and cash equivalents – ending	$21,206	$40,329

Fixed Wireless Segment Market data for the three months ended March 31, 2014

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
New York	$1,916	$619	$1,297	68%	$280	$1,017
Los Angeles	2,040	561	1,479	73%	468	1,011
Boston	1,534	394	1,140	74%	197	943
Chicago	725	294	431	59%	141	290
Miami	369	102	267	72%	95	172
Houston	173	58	115	66%	18	97
Las-Vegas-Reno	256	121	135	53%	42	93
San Francisco	276	128	148	54%	91	57
Providence-Newport	80	47	33	41%	2	31
Dallas-Fort Worth	167	93	74	44%	49	25
Seattle	65	48	17	26%	6	11
Philadelphia	37	21	16	43%	15	1
Nashville	2	13	(11)	-%	2	(13)
Total	$7,640	$2,499	$5,141	67%	$1,406	$3,735

Fixed Wireless Segment Market data for the three months ended March 31, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$2,070	$530	$1,540	74%	$411	$1,129
Boston	1,669	330	1,339	80%	215	1,124
New York	1,886	599	1,287	68%	336	951
Chicago	913	305	608	67%	114	494
Las Vegas-Reno	388	132	256	66%	57	199
Miami	377	99	278	74%	84	194
San Francisco	303	101	202	67%	86	116
Providence-Newport	127	49	78	61%	18	60
Seattle	137	46	91	66%	39	52
Houston	53	21	32	60%	13	19
Dallas-Fort Worth	171	89	82	48%	75	7
Philadelphia	40	18	22	55%	23	(1)
Nashville	6	15	(9)	-	4	(13)
Total	$8,140	$2,334	$5,806	71%	$1,475	$4,331

Operating Outlook and Guidance

●	Revenues for the second quarter 2014 are expected to range between $7.5 million to $7.8 million for the Fixed Wireless segment.

●	Revenues for the second quarter 2014 are expected to range between $800,000 to $900,000 for the Shared Wireless Infrastructure segment.

●	Adjusted EBITDA, on a segment basis, is expected to range between profitability of $3.4 million to $3.6 million for the Fixed Wireless segment.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.

“Adjusted Market EBITDA” also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Market Cash Flow” represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

"Shared Wireless Infrastructure, Net" represents the net operating results for that business segment.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted Market EBITDA to Net Loss, Fixed Wireless Segment

	For the three months ended March 31,
	2014	2013
Adjusted Market EBITDA	$3,735	$4,331
Fixed wireless, non-market specific
Other expenses	(234)	(243)
Depreciation and amortization	(2,538)	(2,820)
Shared wireless infrastructure, net	(3,943)	(3,793)
Corporate	(3,463)	(4,003)
Other income (expense)	(67)	902
Net loss	$(6,510)	$(5,626)

II. Adjusted EBITDA to Net Loss

	For the three months ended March 31,
	2014	2013
Adjusted EBITDA	$(2,317)	$(2,076)
Depreciation and amortization	(3,695)	(3,871)
Non-recurring expenses	-	(65)
Stock-based compensation	(292)	(397)
Loss on property and equipment	-	(42)
Loss on non-monetary transactions	(68)	(77)
Deferred rent	(71)	-
Operating Income (Loss)	$(6,443)	$(6,528)
Interest income	7	-
Interest expense	(70)	(36)
Gain on business acquisition	-	941
Other income (expense), net	(4)	(3)
Net loss	$(6,510)	$(5,626)

III. Net Cash Flow to Net Cash Used in Operating Activities

	For the three months ended March 31,
	2014	2013
Net cash flow	$(4,854)	$(3,403)
Capital expenditures	2,537	1,327
Non-recurring expenses	-	(65)
Changes in operating assets and liabilities, net	(2,648)	(2,136)
Other, net	(125)	(146)
Net cash used in operating activities	$(5,090)	$(4,423)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on May 12, 2014 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through May 19, 2014 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 29420962.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About HetNets Tower Corporation

HetNets Tower Corporation (“HetNets”) was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (NASDAQ:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service.  Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage.  HetNets offers a carrier-class Wi-Fi network for Internet access and the offloading of mobile data.  Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by HetNets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
917-861-0089

todd@indicatemedia.com